                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       BOBBY ALLISON WIRELESS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [Bobby Allison Letterhead]



                                                    May 5, 1999


Dear Common Shareholder and Series B Preferred Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders, which will be held at 10:00 a.m. EDT on Monday, June 5, 2000, at the Company's new headquarters to be opened between now and then at 1200 Starkey Road, Suite 105, Tampa, Florida.

         Information about the meeting and the various matters on which the shareholders will act is included in the enclosed Notice of Meeting and Proxy Statement and you may vote by marking the enclosed Proxy Card and returning it to the Company in the enclosed self-addressed postage paid return envelope. Finally, the Company has enclosed a copy of the Company's 1999 Annual Report.

         It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed envelope as promptly as possible.

         We look forward to seeing you at the shareholders meeting.



                                          Yours very truly,




                                          Robert L. McGinnis
                                          Chairman and Chief Executive Officer

                       BOBBY ALLISON WIRELESS CORPORATION
                         2055 LAKE AVENUE S.E., SUITE A
                              LARGO, FLORIDA 33771
                                 (727) 584-7902

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2000


         The Annual Meeting of Shareholders of Bobby Allison Wireless Corporation, a Florida corporation (the "Company"), will be held at the new to be opened corporate headquarters of the Company at 1200 Starkey Road, Suite 105, Tampa, Florida, on Monday, June 5, 2000, at 10:00 a.m. EDT.

         At the Annual Meeting shareholders will consider and act upon the following matters:

         1. The election by the holders of the Common Stock of the Company of two directors, each director to hold office until his successor is duly elected and qualified;

         2. The election by the holders of Series B Preferred Stock of the Company of one director to hold office until his successor is duly elected and qualified;

         3. The proposal to ratify the appointment of BDO Seidman LLP as independent auditors for the Company for the year ending December 31, 2000; and

         4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 5, 2000, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting.


                                           By Order of the Board of Directors




                                           Robert L. McGinnis
                                           Chairman of the Board
                                           May 5, 2000

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                       BOBBY ALLISON WIRELESS CORPORATION
                         2055 LAKE AVENUE, S.E., SUITE A
                              LARGO, FLORIDA 33771

                                 PROXY STATEMENT


         The following information is furnished to holders of the Company's Common Stock and Series B Preferred Stock ("Voting Shareholders") in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS of Bobby Allison Wireless Corporation (the "Company"), to be voted at the Annual Meeting of shareholders to be held on Monday, June 5, 2000 at the new corporate headquarters of the Company at 1200 Starkey Road, Suite 105, at 10:00 a.m. EDT. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to Voting Shareholders on or about May 5, 2000.

                               GENERAL INFORMATION
PROXY

         Voting Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company. Proxies which are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions specified thereon. Where no direction is specified, as applicable, proxies will be voted FOR each of the nominees for directors and FOR the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ended December 31, 2000. On any other matters that may properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

         Voting Shareholders of record at the close of business on May 5, 2000, are entitled to notice of, and to vote at, the Annual Meeting. As of May 5, 2000, there were 480,000 shares of the Company's Common Stock issued and outstanding, and entitled to vote and 50 shares of the Company's Series B Preferred Stock issued and outstanding, and entitled to vote. The holders of Common Stock are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters. The holders of Series B Preferred Stock are entitled to one vote per share, exercisable in person or by proxy, for the election of one director.

         A majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at this meeting. The election of the two (2) directors to be elected by holders of Common Stock requires the affirmative vote of a plurality of the Common Stock votes cast at the meeting. The election of the one (1) director by the holders of Series B Preferred Stock shall be elected by the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock. Proxies marked as abstentions will be treated as shares present for purposes of determining whether a quorum is present. An abstention or a proxy instructing that a vote be withheld is considered a negative vote. Broker non-votes do not apply as no shares of Common Stock currently trade and thus are not held in street name.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; in addition certain officers and directors of the Company and persons acting under their instructions may also solicit proxies on behalf of management by telephone or in person. The cost of such additional solicitation, if any, and such expenses is not expected to be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned as of May 5, 2000 by (i) each person or entity known by the Company to own more than 5% of the outstanding Common Stock; (ii) each Named Executive Officer of the Company; (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group.

         NAME OF BENEFICIAL OWNER                                                  SHARES(1)           PERCENTAGE(2)
         ------------------------                                                  ---------           -------------
Robert L. McGinnis(3)                                                              193,332                22.45%
2055 Lake Avenue, S.E., Suite A
Largo, Florida  33771

James L. Ralph(3)                                                                  197,498                22.94%
2055 Lake Avenue, S.E., Suite A
Largo, Florida  33771

James S. Holbrook, Jr.(4)(5)                                                       340,019                38.08%
800 Shades Creek Parkway, Suite 700
Birmingham, Alabama 35209

Sterne, Agee & Leach Group, Inc.(4)(5)                                             291,441                32.6%
800 Shades Creek Parkway, Suite 700
Birmingham, Alabama 35209

Sterne, Agee & Leach, Inc.(4)(5)                                                   291,441                32.6%
800 Shades Creek Parkway, Suite 700
Birmingham, Alabama 35209

The Trust Company of Sterne, Agee & Leach, Inc.(4)(5)                              291,441                32.6%
800 Shades Creek Parkway, Suite 125
Birmingham, Alabama 35209

All directors and executive officers as a group (3 persons)                        730,849                80.07%



(*) Indicates beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1) Includes shares of Common Stock owned and shares of Common Stock into which shares of convertible preferred stock of the Company owned by such person is convertible. The only direct owner of the Common Stock at this time are Robert L. McGinnis, James L. Ralph, Sterne, Agee & Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc.

(2) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934 ("Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed. As of December 31, 1999, the Company had 850,790 shares of Common Stock assuming conversion of all of the outstanding convertible preferred stock and which number was adjusted for such options applicable.

(3) Messrs. McGinnis and Ralph are Named Executive Officers, directors and five percent (5%) shareholders. Each of Messrs, McGinnis and Ralph hold an option to purchase up to 10,000 shares of Common Stock at $6.00 per share which are currently exercisable.

(4) Mr. Holbrook is a director and 5% beneficial owner of the Company. Mr. Holbrook is the Co-Chairman of the Board and CEO of Sterne, Agee & Leach Group, Inc. which serves as the parent company for, among other companies, Sterne, Agee and Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc. Consequently, Mr. Holbrook, Sterne, Agee & Leach Group, Inc., Sterne, Agee and Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc. constitute a voting group under Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended, thereby requiring Mr. Holbrook to report beneficial ownership of all shares owned by Sterne, Agee & Leach Group, Inc., Sterne, Agee and Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc. Furthermore, Sterne Agee & Leach Group, Inc., Sterne, Agee & Leach, Inc. and The Trust Company of Sterne Agee & Leach, Inc. must report beneficial ownership of the shares owned by each other but they do not report beneficial ownership of shares owned by Mr. Holbrook individually. Mr. Holbrook disclaims beneficial ownership of all securities held by Sterne, Agee & Leach Group, Inc., Sterne, Agee & Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc. Sterne, Agee & Leach Group, Inc., Sterne, Agee & Leach, Inc. and The Trust Company of Sterne, Agee & Leach, Inc., as trustees, disclaim beneficial ownership of all securities held by The Trust Company of Sterne, Agee & Leach, Inc. for the benefit of third parties.

(5) Mr. Holbrook beneficially owns 8 shares of Series B Preferred Stock (4 through a general partnership) convertible into 33,328 shares of Common Stock, 2 shares of Series C Preferred Stock convertible into 5,000 shares of Common Stock and a warrant to purchase 10,250 shares of Common Stock at $10.00 per share, which assuming conversion of all of the convertible preferred stock and the exercise of this warrant constitutes approximately 5.44% of the total outstanding shares of Common Stock. Sterne, Agee & Leach Group, Inc. beneficially owns 24 shares of Series B Preferred Stock (4 through a general partnership) convertible into 99,984 shares of Common Stock, 8 shares of Series C Convertible Preferred Stock convertible into 20,000 shares of Common Stock and a warrant to purchase 20,500 shares of Common Stock at $10.00 per share which, assuming conversion of all of the convertible preferred stock and the exercise of this warrant constitutes approximately 15.70% of the outstanding shares of Common Stock. Sterne, Agee and Leach, Inc. beneficially owns 30,000 shares of Common Stock and 2 shares of Series C Preferred Stock convertible into 5,000 shares of Common Stock which, assuming conversion of all convertible preferred stock, constitutes approximately 3.90% of the total outstanding shares of Common Stock. The Trust Company of Sterne, Agee and Leach, Inc. beneficially owns as trustee of a trust for the benefit of Sterne, Agee and Leach, Inc. or its assigns 100,000 shares of Common Stock which has been committed to be distributed to independent third parties pursuant to a Memorandum of Understanding in accordance with the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended, which assuming conversion of all of the convertible preferred stock, represents approximately 11.2% of the outstanding shares of Common Stock, and, as co-trustee of a trust benefitting the adult and independent children of James S. Holbrook, Jr., 2 shares of Series B Preferred Stock convertible into 8,332 shares of Common Stock, 1 share of Series C Preferred Stock convertible into 2,500 shares of Common Stock, and a warrant to purchase 5,125 shares of Common Stock at $10.00 per share which, assuming conversion of all of the convertible preferred stock and the warrant, constitutes approximately 1.8% of the outstanding shares of Common Stock.

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

         At the Annual Meeting, three directors will be elected to hold office until their successors are elected and qualified, two by the holders of Common Stock and one by the holders of Series B Preferred Stock. It is the intention of the persons named as proxies, or their substitutes, to vote FOR the election of the nominees listed below, unless and to the extent otherwise specified in any particular proxy. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of any such director position. In accordance with the Company's bylaws and Florida law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee to be voted upon by the holders of Common Stock receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. The one director nominees to be voted upon by the holders of Series B Preferred Stock will be elected directors if each receives the vote of the majority of the outstanding shares of Series B Preferred Stock. Abstentions will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

         None of the nominees for election as a director is proposed to be elected pursuant to any arrangement or under standing between the nominee and any other person or persons. All nominations for membership on the Board of Directors originated with the Board of Directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

         The Company's bylaws provide for a minimum of one and a maximum of nine directors. The Board of Directors fixed the number of directors at three. From October 27, 1998 to date, the Company has had only three directors and has not had a standing audit, nominating or compensation committee. During the fiscal year ended December 31, 1999, the Board of Directors has one meeting in which all directors participated and acted by unanimous consent ten times.

         The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

COMMON STOCK NOMINEES

         ROBERT L. McGINNIS, age 59, has served as Chairman of the Board, Chief Executive Officer and Treasurer of the Company since December 31, 1998. Mr. McGinnis served as Chief Executive Officer of Bobby Allison Cellular Systems of Florida, Inc. from its inception in 1993 until its merger with the Company on December 31, 1998

         JAMES L. RALPH, age 36, has served as President, Secretary and Director since December 31, 1998. From its inception in 1993 until its merger with the Company on December 31, 1998, Mr. Ralph served as the President and Chief Operating Officer of Bobby Allison Cellular Systems of Florida, Inc.

SERIES B PREFERRED STOCK NOMINEE

         JAMES S. HOLBROOK, JR., age 55, has served as Director since December 31, 1998 and served as Chairman of Board and Chief Executive Officer from August 27, 1998 until December 31, 1998. Mr. Holbrook is, and has for the past five (5) years been, the chief executive officer of Sterne Agee and its affiliated companies.

EXECUTIVE COMPENSATION.

         The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered in all capacities during the years ended December 31, 1997, 1998 and 1999, for the chief executive officers and the four other most highly compensated executive officers of the Company whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                            Long-Term
                                                         Annual Compensation (2)          Compensation
                                              ------------------------------------------  --------------
                                                                                             Number of
                                              Salary       Bonus        Other Annual       Stock Options        All Other
 Name and Principal Position (1)    Year        ($)         ($)        Compensation (3)       Granted         Compensation
---------------------------------   ----      ------       -----       -----------------  --------------      ------------
Robert L. McGinnis, Chairman and    1999     $135,000    $41,000(4)        $30,979            10,000           $15,000(5)
CEO                                 1998     $132,534          0           $19,200                --                --
                                    1997     $ 86,723          0           $19,200                --                --

James L. Ralph, President and COO   1999     $135,000    $41,000(4)        $14,738            10,000           $10,000(5)
                                    1998     $129,939          0           $17,200                --                --
                                    1997     $ 88,125          0           $17,200                --                --


--------------------------

(1) Robert L. McGinnis became the Chairman of the Board and CEO and James L. Ralph became the President and COO immediately following the Merger, January 1, 1999, and subject to their employment agreements. See "Employment Agreements."

(2) Dollar value of perquisites and other benefits were less that the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer.

(3) Represents the dollar value of insurance premiums paid by the Company with respect to life, health, dental and disability insurance and automobile allowance for the benefit of the Named Executive Officer.

(4) Represents incentive compensation payable to officers as of December 31, 1999.

(5) Represents annual value of life insurance premiums to Messrs Mr. McGinnis and Ralph paid under the Split-Dollar Agreement between the Company and each of Messrs. McGinnis and Ralph. See "Employment Agreements."

EMPLOYMENT AGREEMENTS

         Pursuant to the merger of Bobby Allison Cellular Systems of Florida, Inc. into the Company's subsidiary effective December 31, 1999, Robert L. McGinnis and James L. Ralph became the Named Executive Officers of the Company. They have each entered into employment agreements with the Company effective December 31, 1998, a summary of which are discussed below.

         McGINNIS AGREEMENT. Pursuant to the employment agreements entered into between the Company and Robert L. McGinnis ("McGinnis Agreement") on December 31, 1998, Mr. McGinnis became the Company's Chief Executive Officer. The McGinnis Agreement shall have an initial term of three (3) years. Upon the expiration of the initial term, the McGinnis Agreement shall automatically renew for successive one (1) year terms unless sooner terminated by either party giving written notice one hundred twenty (120) days prior to the commencement of such renewal term. During the first twelve (12) months of the McGinnis Agreement, Mr. McGinnis shall receive a minimum annual base compensation of One Hundred Thirty-Five Thousand Dollars ($135,000). At the end of such initial twelve (12) month period and each twelve (12) month period thereafter, the Company's Board of Directors shall review Mr. McGinnis' annual salary to determine the next twelve (12) months annual compensation; provided, however, that Mr. McGinnis' annual salary shall be increased a minimum of six percent (6%) each year. The McGinnis Agreement requires that the Board of Directors approve an incentive compensation plan which provides additional compensation to Mr. McGinnis based upon the Company's net income and which at a minimum shall be equal to two percent (2%) of the Company's net income for any applicable employment year. The Board of Directors may also reward Mr. McGinnis additional discretionary compensation in the form of bonuses or other rewards. In the event that Mr. McGinnis terminates the McGinnis Agreement for the Company breach of its terms, then the Company shall pay Mr. McGinnis severance compensation equal to two-thirds (2/3) of Mr. McGinnis' annual compensation at the time of the termination if during the initial three (3) year term and one-fourth (1/4) of Mr. McGinnis' annual compensation at the time of the termination if during a renewal term.

         Pursuant to the McGinnis Agreement, Mr. McGinnis will be entitled to receive other benefits such as an automobile, health insurance, disability insurance, reimbursement of business expenses and the right to participate in other employee benefit plans, retirement plans, deferred compensation plans and other fringe benefits generally made available to executive and management employees of the Company. The McGinnis Agreement further provides that Mr. McGinnis will be eligible to participate in a stock option plan of the Company which has reserved for issuance at least ten percent (10%) of the issued and outstanding capital stock of the Company. As previously stated, no stock option plan has yet been adopted.

         Finally, the McGinnis Agreement provides that the Company shall fund the premium of a life insurance policy on Mr. McGinnis' life which will provide a split-dollar benefit, i.e, death benefit to the Company and cash surrender value to Mr. McGinnis' designated beneficiaries or estate in the event of his death. The life insurance policy shall be a permanent life policy with a face amount that will cause the annual premium to exceed the annual cost of term life insurance by $15,000. If Mr. McGinnis is terminated, then Mr. McGinnis shall become the sole owner of the policy. Mr. McGinnis and the Company entered into a Split-Dollar Agreement on February 10, 1999, effective December 31, 1998.

         RALPH AGREEMENT. Pursuant to the employment agreements entered into between the Company and James L. Ralph ("Ralph Agreement") on December 31, 1998, Mr. Ralph became the Company's President. The Ralph Agreement shall have an initial term of three (3) years. Upon the expiration of the initial term, the Ralph Agreement shall automatically renew for successive one (1) year terms unless sooner terminated by either party giving written notice one hundred twenty (120) days prior to the commencement of such renewal term. During the first twelve (12) months of the Ralph Agreement, Mr. Ralph shall receive a minimum annual base compensation of One Hundred Thirty-Five Thousand Dollars ($135,000). At the end of such initial twelve (12) month period and each twelve
(12) month period thereafter, the Company's Board of Directors shall review Mr. Ralph's annual salary to determine the next twelve (12) months annual compensation; provided, however, that Mr. Ralph's annual salary shall be increased a minimum of six percent (6%) each year. The Ralph Agreement requires that the Board of Directors approve an incentive compensation plan which provides additional compensation to Mr. Ralph based upon the Company's net income and which at a minimum shall be equal to two percent (2%) of the Company's net income for any applicable employment year. The Board of Directors may also reward Mr. Ralph additional discretionary compensation in the form of bonuses or other rewards. In the event that Mr. Ralph terminates the Ralph Agreement for the Company's breach of its terms, then the Company shall pay Mr. Ralph severance compensation equal to two-thirds (2/3) of Mr. Ralph's annual compensation at the time of the termination if during the initial three
(3) year term and one-fourth (1/4) of Mr. Ralph's annual compensation at the time of the termination if during a renewal term.

         Pursuant to the Ralph Agreement, Mr. Ralph will be entitled to receive other benefits such as an automobile, health insurance, disability insurance, reimbursement of business expenses and the right to participate in other employee benefit plans, retirement plans, deferred compensation plans and other fringe benefits generally made available to executive and management employees of the Company. The Ralph Agreement further provides that Mr. Ralph will be eligible to participate in a stock option plan of the Company which has reserved for issuance at least ten percent (10%) of the issued and outstanding capital stock of the Company. As previously stated, no stock option plan has yet been adopted.

         Finally, the Ralph Agreement provides that the Company shall fund the premium of a life insurance policy on Mr. Ralph' life which will provide a split-dollar benefit, i.e., death benefit to the Company and Mr. Ralph' s designated beneficiaries or estate in the event of his death. The life insurance policy shall be a permanent life policy with a face amount that will cause the annual premium to exceed the annual cost of term life insurance by $10,000. If Mr. Ralph is terminated, then Mr. Ralph shall become the sole owner of the policy. Mr. Ralph and the Company entered into a Split-Dollar Agreement on February 10, 1999, effective December 31, 1998.

INCENTIVE COMPENSATION PLAN.

         On December 31, 1999, pursuant to the terms of the McGinnis Agreement and the Ralph Agreement, the Company adopted an Incentive Compensation Plan for each of Mr. McGinnis and Mr. Ralph. These incentive plans provide that within 90 days following each fiscal year, the Company shall pay each of Mr. McGinnis and Mr. Ralph a bonus equal to 4% of the Company's consolidated pre-tax income (before the incentive bonus is accrued) as reported in the Company's financial statements included in its year end filing with the SEC (i.e. Form 10-KSB or equivalent) for each fiscal year beginning with the year ended December 31, 1999. The incentive plans each have a term equivalent to the McGinnis Agreement and Ralph Agreement, respectively.

EMPLOYEE STOCK OPTIONS

         Pursuant to the terms of the McGinnis Agreement and the Ralph Agreement, the Company adopted the Bobby Allison Wireless Corporation 1999 Stock Option Plan ("Option Plan") effective January 1, 1999. The Option Plan provides that the Company may grant options to purchase up to ten (10%) of the outstanding Common Stock and common stock equivalents but in no event greater than 100,000 shares.

         On March 31, 1999, the Company granted incentive stock options to certain employees of the Company for the right to purchase up to 42,000 shares of Common Stock at $6.00 per share exercisable immediately, including options to purchase up to 10,000 shares of Common Stock granted to each of Messrs. McGinnis and Ralph. On May 1, 1999, the Company granted a new employee options to purchase 10,500 shares of Common Stock, 2,500 exercisable immediately, 3,500 exercisable on May 1, 2000 and 4,500 exercisable on May 1, 2001. Effective November 9, 1999, the Company granted options to purchase 3,000 shares of Common Stock to various employees which vest at various times from June 1, 2000 to November 1, 2000. The Company has not yet granted any options in the year 2000.

         The following table sets forth the options granted during the year ended December 31, 1999 for each Named Executive Officer:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)


                                                                                                Exercise of
                         Number of Securities Underlying      Percent of Total Options/SARs      Base Price     Expiration
          Name               Options/SARs Granted (#)      Granted to Employees in Fiscal Year   ($/share)         Date
         ------          -------------------------------   -----------------------------------  -----------     ----------
Robert L. McGinnis......            10,000                                 18.02%                   $6.00        03/31/09
James L. Ralph..........            10,000                                 18.02%                   $6.00        03/31/09


         The Company also granted 107,500 non-plan options in 1999, 100,000 of which are only exercisable upon the occurrence of specific contingencies.

COMPENSATION OF DIRECTORS

         Directors do not currently receive any compensation for serving as a director of the Company. The Company does, however, reimburse directors for their travel and other expenses incurred in connection with attending meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DEBENTURES

         Pursuant to the Merger, each of Messrs. McGinnis and Ralph were issued debentures of the Company in the principal amount $125,000 payable in installment over three (3) years at an interest rate of 7.5% per annum.

         WARRANTS AND STOCK OPTIONS WITH CONTINGENT EXERCISABILITY

         On November 19, 1999, the Company consummated a revolving note loan from Colonial Bank in the amount of $1 million. This note was unconditionally guaranteed by Mr. Holbrook, Sterne, Agee & Leach Group, Inc. and a trust of which The Trust Company of Sterne, Agee & Leach, Inc. is a co-trustee benefitting Mr. Holbrook's independent adult children, in the amounts of $500,000, $250,000 and $250,000, respectively, in consideration for warrants to purchase 20,500, 10,250 and 10,250 shares, respectively (as adjusted pursuant to the terms of the warrants), of Common Stock for $10.00 per share exercisable until November 19, 2003. Furthermore, in the event that the guarantors are required to make payment against the guaranties, then upon such payment, they each will have the right to exercise an option, separate and apart from the warrants, to convert such payment on the guaranty into shares of Common Stock at a price of $10.00 per share (or a maximum of 100,000 shares). In the event that the loan is either (i) repaid by the Company or (ii) the guarantors are otherwise released from the guaranties, then such option shall expire but the warrants shall continue to exist until exercised or their expiration at the end of four years.

         Effective May 3, 2000, a distribution was made from the trust in accordance with its terms which resulted in the transfer of $125,000 of the guarantee and consequently warrants to purchase 5,125 shares of Common Stock and the corresponding option.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish the Company with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on review of the
Section 16(a) Forms as furnished to the Company, the Company believes that for the period from January 1, 1999 through December 31, 1999, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner, except that (i) Sterne, Agee & Leach Group, Inc. Sterne, Agee & Leach, Inc., The Trust Company of Sterne, Agee & Leach, Inc. and James S. Holbrook, Jr. were late filing their joint Form 4 to report the purchase in August of shares of the Company's Series C Convertible Preferred Stock and (ii) Robert L. McGinnis and James L. Ralph were each late filing their Form 5 to report the grant of options on March 31, 1999 pursuant to the Bobby Allison Wireless Corporation 1999 Stock Option Plan.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                   PROPOSAL 2

         The Board of Directors has appointed the firm BDO Seidman, LLP, as its Independent Auditors for the calender year ending December 31, 2000. Although shareholder ratification is not required, the Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they concur in the forgoing appointment.

         At the time of the Company's initial public offering, the Company's balance sheet for the fiscal year ended December 31, 1996 and the related statements of operations and deficit accumulated during the development stage, shareholders equity and cash flows for the period from April 19, 1996 (date of inception) to December 31, 1996 were audited by the independent accounting firm of KPMG LLP, formerly known as KPMG Peat Marwick LLP ("KPMG"). KPMG expressed its unqualified opinion as to such financial statements of the Company in its report dated February 20, 1997, except as to the last paragraph of Note 9, which is as of May 5, 1997.

         On November 21, 1997, the Company changed its fiscal year end to the Saturday nearest January 31, in conformity with the National Retail Federation fiscal calendar. The Company filed a Form 8-K on December 3, 1997 giving notice of this change and the Company's intent to reflect the fiscal year transition on Form 10-KSB for the year ended January 31, 1998.

         The Company filed for bankruptcy on January 12, 1998. Subsequently, the U.S. Bankruptcy Court, Southern District of Florida, did not authorize the expenditure of the Company's funds for an audit. Therefore, the Company was unable to engage KPMG to complete an audit of the Company's financial statements for the one month ended January 31, 1997 and the year ended January 31, 1998. As a result of the Company's failure to have an audit completed, the Company did not file a Form 10-KSB for such fiscal year.

         There were no disagreements during 1996 or 1997 between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in its report. Since its emergence from bankruptcy, the Company contacted KPMG regarding its audit. However, KPMG has declined to stand for reelection which was confirmed by its letter to the Company dated January 8, 1999.

         On January 7, 1999, in anticipation of KPMG's declination to stand for reelection, the Company engaged BDO Seidman, LLP ("BDO Seidman") as the successor independent auditor, which engagement was approved by the Board of Directors of the Company on the same date. BDO Seidman is an international accounting and consulting organization with three offices in Florida. BDO Seidman was engaged on January 7, 1999 to audit the Company's financial statements for the one-month ended January 31, 1997 and the fiscal year ended January 31, 1998. BDO Seidman, LLP has served as auditors of the consolidated financial statements of the Company and its subsidiary since such time and has further audited the consolidated financial statements of the Company and its subsidiary for the year ended December 31, 1999.

         The Company has been advised by BDO Seidman, LLP that they did not have any direct financial interest or material indirect financial interest in the Company or its subsidiary, and that during the above time, BDO Seidman,

LLP has not had any connection with the Company or its subsidiary in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of BDO Seidman, LLP will be present at the shareholder meeting and will have the opportunity to make a statement in they desire to do so. Those representatives will also available to respond to appropriate questions. BDO Seidman, LLP has advised that all professional services were provided at customary rates and terms.

         The Board recommends a vote FOR ratification of the appointment of BDO Seidman, LLP as Independent Auditors for the Company for the calender year ending December 31, 2000. If the shareholders should not ratify the appointment of BDO Seidman, LLP by a majority vote, the Board of Directors will reconsider the appointment.


                                  OTHER MATTERS

         The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.


                             SHAREHOLDERS' PROPOSALS

         Any proposal which a shareholder expects to present at the next annual meeting to be held in 2001 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than January 5, 2001, in order to be included in the proxy material for the 2001 meeting. All proposals must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.



                                           By Order of the Board of Directors

                               COMMON STOCK PROXY

                       BOBBY ALLISON WIRELESS CORPORATION

             Proxy for Annual Meeting of Shareholders, June 5, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert L. McGinnis and James L. Ralph, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Bobby Allison Wireless Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on Monday, June 5, 2000, and at any adjournment thereof.

         1. The election as directors of all nominees listed below (except as marked to the contrary below):

                      Robert L. McGinnis and James L. Ralph

            [ ]  FOR all nominees listed above     [ ]  VOTE WITHHELD
                 (except as marked to the               for all
                 contrary)                              nominees listed above

         (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

         2. The ratification of the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 2000:

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN


              ____________________________________________________


         3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR Item 1 and Item 2.

Dated _________________, 2000


Phone No.______________________             ____________________________________
                                            Signature of Stockholder



                                            ____________________________________
                                            Signature of Stockholder

Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                         SERIES B PREFERRED STOCK PROXY

                       BOBBY ALLISON WIRELESS CORPORATION

             Proxy for Annual Meeting of Shareholders, June 5, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert L. McGinnis and James L. Ralph, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the Series B Preferred Stock of Bobby Allison Wireless Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on Monday, June 5, 2000, and at any adjournment thereof.

         1. The election as director of nominee listed below (i):

                             James S. Holbrook, Jr.

             [ ]  FOR nominee listed above           [ ]  VOTE WITHHELD
                                                          for nominee
                                                          listed above

         2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR Item 1.

Dated _________________, 2000


Phone No.______________________             ____________________________________
                                            Signature of Stockholder



                                            ____________________________________
                                            Signature of Stockholder


Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.